Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and Shareholders of Global
X Funds

In planning and performing our audits of the financial statements of Global X Silver Miners ETF,
Global X Gold Explorers ETF, Global X Copper Miners
ETF, Global X Uranium ETF, Global X Lithium &
Battery Tech ETF (formerly Global X Lithium ETF),
Global X Fertilizers/Potash ETF, Global X China
Consumer ETF, Global X China Energy ETF, Global X
China Financials ETF, Global X China Industrials
ETF, Global X China Materials ETF, Global X NASDAQ
China Technology ETF, Global X FTSE Southeast Asia
ETF (formerly Global X Southeast Asia ETF), Global X
MSCI Colombia ETF, Global X MSCI Argentina ETF,
Global X MSCI Greece ETF, Global X MSCI Norway ETF,
Global X FTSE Nordic Region ETF, Global X MSCI
Nigeria ETF, Global X Next Emerging & Frontier ETF,
Global X MSCI Portugal ETF, Global X MSCI Pakistan
ETF, Global X SuperDividend ETF, Global X
SuperDividend U.S. ETF, Global X MSCI SuperDividend
EAFE ETF, Global X MSCI SuperDividend Emerging
Markets ETF, Global X SuperDividend REIT ETF, Global
X SuperIncome Preferred ETF, Global X Social Media
ETF, Global X | JPMorgan Efficiente Index ETF,
Global X | JPMorgan US Sector Rotator Index ETF,
Global X Guru Index ETF, Global X Scientific Beta US
ETF, Global X Scientific Beta Europe ETF, Global X
Scientific Beta Japan ETF, Global X Scientific Beta
Asia ex-Japan ETF, Global X YieldCo Index ETF and
Global X S&P 500 Catholic Values ETF (thirty-eight of the series constituting Global X Funds, hereafter referred to as the Funds) as of and for the year or period ended October 31, 2017, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

Management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of October
31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of Global X Funds and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Philadelphia, PA
December 21, 2017




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